UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K /A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2014

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3960 Howard Hughes Pkwy.
Suite 500
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, including zip code)

(866) 798-4478
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 13, 2014, the Board of Directors (the “Board”) of Capstone Financial Group, Inc. (the “Company”) concluded that the previously issued audited consolidated financial statements and other financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 failed to properly account for certain financial information.  Consequently, the Board has concluded that for comparative purposes the previously issued unaudited financial statements and certain other financial information contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended June 30, 2013, September 30, 2013, March 31, 2014, and June 30, 2014, and the Company’s earnings releases and other financial communications subsequent to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (collectively, the “Prior Financial Information”), should no longer be relied upon.

     In January 2014, the Company acquired Capstone Affluent Strategies, Inc. (“Affluent”), a California corporation owned solely by the Company’s chief executive officer), whereby Affluent would become a wholly-owned subsidiary of the Company, thus bringing into our consolidated group Affluent's expenses and the Affluent-owned assets from which the Company had benefitted (specifically staff, office building and spaces, furniture, office equipment, signage, and the proceeds of personal loans made to Affluent by a related party).  In May 2014, the Company and the former sole shareholder of Affluent rescinded the acquisition.

     The Company has engaged a new accountant and new auditor to revise and amend Prior Financial Information for the three months ending June 30, 2014 and properly reflect unrealized gains from trading in the Company's revenue.  In the process of that review, it was discovered that the Company's accounting had not properly reflected approximately $3.2 million in expenses in 2013 attributable to Affluent and $2.6 million in loans from a related party to Affluent, for which the Company had (and continues to have) responsibility/beneficial ownership.  The Company believes the cause of the incorrect financial statements was human error, rather than any sort of fraud or intentional impropriety.

     The Board has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02 with the Company's current independent registered public accounting firm, Squar, Milner, Peterson, Miranda & Williamson, LLP, and its former independent registered public accounting firm, Seale & Beers, CPAs.

     Management is reassessing its internal accounting process and control procedures and will report its conclusions in its amended 2013 Form 10-K and its 2014 Form 10-K.

     The Company intends to file an amended Form 10-K with restated financial statements for the fiscal year ended December 31, 2013 on or before December 21, 2014 and amended Form 10-Q with restated financial statements for the fiscal quarters ended June 30, 2013, September 30, 2013,  March 31, 2014 and June 30, 2014 (collectively, the “Amended Reports”) on or before January 21, 2015 to correct the errors.  The Amended Reports may also correct certain other immaterial errors in connection with the restatement.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking” statements, as that term is defined under the federal securities laws, relating to the Company's future plans, expectations, beliefs, intentions, and prospects.  Forward-looking statements include, among others, statements about our plans to restate our consolidated financial statements and amend prior SEC filings, the timing of such restatement, and the restatement’s effect on our prior consolidated financial statements.  These statements are often, but not always, made through the use of words or phrases such as "may", "will", "future", "anticipate", "estimate", "plan", "project", "continuing", "ongoing", "expect", "look forward to", "believe", "intend", "predict", "potential", "opportunity", and similar expressions or any other statements that are not historical facts.  These forward-looking statements are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.  All information set forth in this Report is current as of November 13, 2014.  The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

By: /S/ Darin Pastor
Darin Pastor, CEO
Date:  November 24, 2014